EXHIBIT 99.3

                                STOCK ORDER FORM,
                             ORDER FORM INSTRUCTIONS



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                                       Stock Order Form, Order Form Instructions

                                       Wyman Park Bancorporation, Inc.
STOCK ORDER FORM &                     (Proposed Holding Company for
CERTIFICATION FORM                     Wyman Park Federal Savings & Loan
                                       Association)


Note: Please read the Stock Order Form Guide and Instructions on the back of this form before completion.

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Deadline The Subscription Offering ends at ____, Lutherville, Maryland, Time, on
___________, 1997. Your Stock Order Form and Certification Form, properly executed and with the correct payment, must be received at the address on the bottom of this form by this deadline, or it will be considered void.
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Number of Shares

  (1) Number of Shares        Price Per Share       (2) Total Amount Due
  --------------------                              --------------------
                          X       $10.00        =
  --------------------                              --------------------

The minimum number of shares that may be subscribed for is 25 and the maximum purchase is 10,000 shares in the Subscription Offering. No person, together with associates of and persons acting in concert with such person, may purchase more than 10,000 shares of the Common Stock in the Subscription and Community Offering. The price per share is based upon a valuation that is subject to review prior to filling individual stock orders.

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Method of Payment

(3) [ ] Enclosed is a check, bank draft or money order payable to Wyman Park Bancorporation, Inc. for $___________ (or cash if presented in person).

(4) [ ] I authorize Wyman Park Federal Savings & Loan Association to make withdrawals from my Wyman Park Federal Savings & Loan Association account(s) shown below, and understand that the amounts will not otherwise be available for withdrawal:

        Account Number(s)                                        Amount(s)
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                                               Total Withdrawal
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 Purchaser Information

(5) [ ] Check here if you are a director, officer or employee of Wyman Park Federal Savings & Loan Association or a member of such person's immediate family.

    [ ] Check here if you are a depositor or a borrower then enter below information for all accounts you had at the Eligibility Record Date, Supplemental Eligibility Record Date (xxxxxx xx, 19xx) or the Voting Record Date. If additional space is needed, please utilize the back of this form. Please confirm account(s) by initialing here. ______________

        Account Title (Names on Accounts                     Account Number
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        ----------------------------------------------------

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(6) Stock Registration

    [ ] Individual                     [ ] Corporation
    [ ] Joint Tenants                  [ ] Partnership
    [ ] Tenants in Common              [ ] Individual Retirement Account
    [ ] Uniform Transfer to Minors     [ ] Fiduciary/Trust (Under
    [ ] Uniform Gift to Minors             Agreement Dated______________)
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    Name                                Social Security or Tax I.D.
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    Name                                Daytime Telephone
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    Street Address                      Evening Telephone
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    City            State     Zip Code  County of Residence
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NASD  Affiliation  (This section only applies to those  individuals who meet the delineated criteria)

[ ] Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD affiliation box: (1) not to sell, transfer or hypothecate the stock for a
period  of  three  months   following  the  issuance  and  (2)  to  report  this
subscription in writing to the applicable NASD member within one day of the payment therefor.
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Acknowledgment  By signing below, I acknowledge  receipt of the Prospectus dated
XXXXX XX, 1997 and understand I may not change or revoke my order once it is received by Wyman Park Bancorporation, Inc. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares. Federal regulations prohibit any persons from transferring, or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of conversion subscription rights or the underlying securities to the account of another person. Wyman Park Federal Savings & Loan Association will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct; and (2) I am not subject to backup withholding. You must cross out this item, (2) above, if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of underreporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934.
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Signature  Sign and date this form.  When  purchasing as a custodian,  corporate officer, etc., include your full title. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds. YOUR ORDER WILL BE FILLED IN ACCORDANCE WITH THE PROVISIONS OF THE PROSPECTUS. THIS ORDER IS NOT VALID IF THE STOCK ORDER FORM AND CERTIFICATION FORM ARE NOT BOTH SIGNED. If you need help completing this Form, you may call the Stock Information Center at (XXX) XXX-XXXX.
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Signature                      Title (if applicable)                      Date

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Signature                      Title (if applicable)                      Date

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THE SHARES OF COMMON STOCK OFFERED  HEREBY ARE NOT SAVINGS  ACCOUNTS AND ARE NOT
INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.
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            Date Rec'd ___/___/___  Order #  ____________  Batch # ____________
OFFICE USE  Check # ______________  Category ____________
            Amount $______________  Initials ____________
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                            STOCK INFORMATION CENTER
                              11 West Ridgely Road
                              Lutherville, MD 21094
                                 (XXX) XXX-XXXX

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Item Instruction
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Items 1 and 2 - Fill in the number of shares that you wish to  purchase  and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. The minimum purchase is 25 shares. The maximum purchase amount in the Conversion by any person is 10,500 shares in the Subscription Offering. No person, together with associates of and persons acting in concert with such person, may purchase more than 10,000 shares of the Common Stock in the Subscription and Community Offering.

Wyman  Park   Bancorporation,   Inc.  has  reserved  the  right  to  reject  the
subscription of any order received in the Public Offering, if any, in whole or in part.

Item 3 - Payment for shares may be made in cash (only if delivered by you in person) or by check, bank draft or money order made payable to Wyman Park Bancorporation, Inc. DO NOT MAIL CASH. If you choose to make a cash payment, take your Stock Order Form, signed Certification Form and payment in person to Wyman Park Federal Savings & Loan Association. Your funds will earn interest at Wyman Park Federal Savings & Loan Association current passbook of rate.

Item 4 - To pay by withdrawal from a savings account or certificate at Wyman Park Federal Savings & Loan Association, insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required to withdraw, each must sign in the Signature box on the front of this form. To withdraw from and account with checking privileges, please write a check. No early withdrawal penalty will be charged on funds used to purchase stock. A hold will be placed on the account(s) for the amount(s) you show. Payments will remain in certificate account(s) until the stock offering closes. However, if a partial withdrawal reduces the balance of a certificate account to less than the applicable minimum, the remaining balance will thereafter earn interest at the passbook rate.

Item 5 - Please check this box if you were a depositor on the Eligibility Record Date (XXXXXXX XX, 19XX), and/or a depositor on the Supplemental Eligibility Record Date (XXXXX XX, 19XX) or a depositor on the Voting Record Date (XXXXXXXX,
19XX) or a borrower as of both XXXXXX XX, 19XX and the Voting Record Date and list all names on the account(s) and all account number(s) of those accounts you had at these dates to ensure proper identification of your purchase rights.

Items 6 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Wyman Park Bancorporation, Inc. common stock. Print the name(s) in which you want the stock registered and the mailing address of the registration. Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", etc.

Subscription rights are not transferable. If you are a qualified member, to protect your priority over other purchasers as described in the Prospectus, you must take ownership in at least one of the account holder's names.

Enter the Social Security or Tax I.D. number of one registered owner. This registered owner must be listed on the first "NAME" line. Be sure to include your telephone number because we will need to contact you if we cannon execute your order as given. Review the Stock Ownership Guide on this page and refer to the instructions for Uniform Gift to Minors/Uniform Transfer to Minors and Fiduciaries.

     Account Title (Names on Accounts)              Account Number
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Stock Ownership Guide
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Individual - The Stock is to be registered in an individual's name only. You may not list beneficiaries for this ownership.

Joint Tenants - Joint tenants with right of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Individual Retirement Account - Individual Retirement Account ("IRA") holders may make stock purchases from their deposits through a prearranged "trustee-to-trustee" transfer. Stock may only be held in a self-directed IRA. The Wyman Park Federal Savings & Loan Association does not offer a self-directed IRA. Please contact the Stock Information Center if you have any questions about your IRA account. There will be no early withdrawal or IRS penalties incurred by these transactions.

Uniform Gift to Minors - For residents of many states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Transfer to Minors Act. For residents in other states, stock may be held in a similar type of ownership under the Uniform Gift to Minors Act of the individual states. For either ownership, the minor is the actual owner of the stock wit the adult custodian being responsible for the investment until the child reaches legal age.

Instructions: See your legal advisor if you are unsure about the correct registration of your stock.

On the first line, print the first name, middle initial and last name of the custodian, with the abbreviation "CUST" after the name. Print the first name, middle initial and last name of the minor on the second "NAME" line. Only one custodian and one minor may be designated.

Corporation/Partnership - Corporations/Partnerships may purchase stock. Please provide the Corporation/Partnership's legal name and Tax I.D. To have depositor rights, the Corporation/Partnership must have an account in the legal name. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

Fiduciary/Trust - Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or are pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first "NAME" line, print the first name, middle initial and last name of the fiduciary in the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first "NAME" line. Following the name, print the fiduciary "title" such as trustee, executor, personal representative, etc.

On the second "NAME" line, print either the name of the maker, donor or testator OR the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated", fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.


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An example of a fiduciary  ownership of stock in the case of a trust is: John D.
Smith, Trustee for Thomas A. Smith Under Agreement Dated 06/09/87.

Definition of Associate
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The term "associate" of a person is defined to mean (i) any corporation or other organization (other than Wyman Park Bancorporation, Inc. ("Holding Company"), Wyman Park Federal Savings & Loan Association ("Association"), or a majority owned subsidiary of the Association) of which such person is a director, officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, provided, however, that such term shall not include any tax-qualified employee stock benefit plan of the Holding Company or the Association in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such person, who either has the same home as such person or who is a director or officer of the Holding Company or the Association or any of their subsidiaries.